SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2008

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9485 Haven Avenue, Suite 100, Rancho Cucamonga, California	91730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (909) 987-9220

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

EMRISE Corporation is preparing to hold its 2008 annual meeting of stockholders at 10:00 a.m. on June 24, 2008 at EMRISE’s headquarters located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730. All holders of record of EMRISE’s common stock outstanding as of the close of business on April 25, 2008 will be entitled to vote at the annual meeting. Because EMRISE’s 2008 annual meeting is more than 30 days from the anniversary date of EMRISE’s 2007 annual meeting date, EMRISE desires to inform its stockholders of the deadlines for stockholder proposals to be discussed and voted upon at the 2008 annual meeting.

Proposals by stockholders that are intended for inclusion in EMRISE’s proxy statement and proxy and to be presented at EMRISE’s 2008 annual meeting must be delivered to EMRISE’s Vice President Finance and Administration at EMRISE’s headquarters by April 25, 2008 in order to be considered for inclusion in EMRISE’s proxy materials. Those proposals may be included in EMRISE’s proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals. In addition, for all other proposal by stockholders to be timely, a stockholder’s notice must be received by EMRISE not later than that date.  If a stockholder fails to notify EMRISE of any such proposal not intended for inclusion in the proxy statement on or prior to that date, then the chairperson of the meeting may prohibit the proposal from being presented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2008	EMRISE CORPORATION

	By:	/s/ D. JOHN DONOVAN
D. John Donovan,
Vice President Finance and Administration